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CUSIP NO. 30063P105                  13G                      PAGE 8 OF 8 PAGES
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                                                                       Exhibit I
                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Exact Sciences Corporation.

         EXECUTED as a sealed instrument this 13th day of February, 2002.


                                            GREYLOCK EQUITY LIMITED PARTNERSHIP

                                            By:  Greylock Equity GP Limited
                                                 Partnership General Partner



                                                 By: /s/ Henry F. McCance
                                                    ----------------------------
                                                     Henry F. McCance
                                                     Managing General Partner


                                            GREYLOCK EQUITY GP LIMITED
                                            PARTNERSHIP


                                            By: /s/ Henry F. McCance
                                               ---------------------------------
                                               Henry F. McCance
                                               Managing General Partner


                                              /s/ Henry F. McCance
                                            ------------------------------------
                                            Henry F. McCance